Exhibit 10.13

Execution Version
Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 2 TO
THIRD AMENDED AND RESTATED
ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Amendment”) is entered into as of September 28, 2026 (the “Amendment Execution Date”) by and between VENTURE GLOBAL PLAQUEMINES LNG, LLC, a Delaware limited liability company (“Owner”), and KZJV LLC, a Texas limited liability company (“Contractor”).

W I T N E S S E T H:
WHEREAS, Owner and Contractor are parties to that certain Third Amended and Restated Engineering, Procurement and Construction Agreement, dated as of April 7, 2025, relating to Phase 1 of the LNG Export and Liquefaction Facility (as amended, the “Agreement”); and
WHEREAS, pursuant to Section 41.8 of the Agreement, the Parties desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:
1.Defined Terms. Capitalized terms not defined in this Amendment shall have the meaning given to such terms in the Agreement.
2.Amendment. Effective as of the Amendment Execution Date, Article 1 of the Agreement is hereby amended to delete the defined term “Final Completion Reference Date” in its entirety and insert the following new defined term in its place:
““Final Completion Reference Date” means the date that is [***] days after the Facility Substantial Completion Date.”
3.    Benefits. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except with respect to the rights of successors and permitted assigns as provided in the Agreement, including any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders), nothing express or implied in this Amendment is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4.    Effect of Amendment. Except as specifically set forth herein, the Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms.
5.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.
6.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment transmitted by electronic mail shall be treated as an original and shall be binding against the Party whose signature appears on such copy.

[signatures appear on following page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives on the Amendment Execution Date.

VENTURE GLOBAL PLAQUEMINES LNG, LLC

By: /s/ Keith Larson
Name:    Keith Larson
Title:    General Counsel

KZJV LLC

By: /s/ Paul Fellow
Name:    Paul Fellows
Title:    Manager

By: /s/ Bruce Beall
Name:    Bruce Beall
Title:    Manager

3